Exhibit 99.1

Affinion Group

For Immediate Release	Contact:

	Thomas A. Williams	203-956-8836
Chief Financial Officer

AFFINION GROUP, INC. ANNOUNCES PRICING OF ITS PARENT’S

PROPOSED $350 MILLION SENIOR UNSECURED TERM LOAN FACILITY

NORWALK, Connecticut – January 24, 2007 – Affinion Group, Inc. (“Affinion” or the “Company”), a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, today announced that its parent, Affinion Group Holdings, Inc. (“Holdings”), has increased the size of and priced its five-year senior unsecured term loan facility (the “Holdings Loan Agreement”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”), Bank of America, N.A., and certain other banks as the initial lenders, with Deutsche Bank Securities Inc. and Banc of America Securities LLC (“BAS”) as the joint lead arrangers and book-running managers, Deutsche Bank as administrative agent, and BAS as syndication agent. The principal amount of the Holdings Loan Agreement was increased from the proposed $300 million principal amount to $350 million principal amount. Loans under the Holdings Loan Agreement will initially accrue cash interest at the rate of six month LIBOR plus 6.25%, but the interest rate is subject to additional increases over time and further increases if, in lieu of paying cash interest, the interest is paid by adding such interest to the principal amount of the loans. The closing of the Holdings Loan Agreement is expected to occur on or about January 31, 2007, subject to the satisfaction of certain conditions.

Holdings intends to use the proceeds from the Holdings Loan Agreement to redeem approximately $106 million liquidation preference of its preferred stock and to pay a dividend to its stockholders. Affinion and its subsidiaries will not be a party to the Holdings Loan Agreement.

About Affinion

Affinion is a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, with over 30 years of experience. Affinion currently offers its programs and services worldwide through over 4,500 affinity partners. Affinion’s diversified base of affinity partners includes leading companies in a wide variety of industries, including financial services, retail, travel, telecommunications, utilities and Internet. Affinion markets to consumers using direct mail, online marketing, in-branch marketing, telemarketing and other marketing methods. Affinion also has a loyalty solutions operation which manages points-based loyalty programs.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, the entry into the Holdings Loan Agreement and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, market place consolidation among financial institution affinity partners, industry trends, the effects of a decline in travel on Affinion’s travel fulfillment business, termination or expiration of one or more agreements with its affinity partners or a reduction of the marketing of its services by one or more of its affinity partners, the outcome of numerous legal actions, its substantial leverage, costs of developing its own stand-alone systems and transitioning to an independent company, restrictions contained in its debt agreements, its inability to compete effectively and other risks identified and discussed under the caption “Risk Factors” in Affinion’s Registration Statement on Form S-4 (file no. 333-133895) declared effective by the Securities and Exchange Commission on August 11, 2006. Forward-looking statements speak only as of the date on which they are made. Affinion disclaims any obligation to update publicly its forward-looking statements, whether as a result of new information, future events or otherwise.